UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 26, 2024
(Date of earliest event reported)
_________________________________________
BOWFLEX INC.
(Exact name of registrant as specified in its charter)
__________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

Nautilus, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

BOWFLEX INC.
FORM 8-K

Item 1.02	Termination of Material Definitive Agreement.
As previously disclosed, Bowflex Inc. (the “Company”) entered into that certain Credit Agreement dated as of January 31, 2020, by and among the lenders identified on the signature pages thereof (such lenders, the “Lenders”), and Wells Fargo Bank, National Association, a national banking association (the “Agent”), as administrative agent for the Lenders (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed in the Credit Agreement.

On February 26, 2024, the Company entered into a payoff letter for a voluntary prepayment of the Credit Agreement (the “Payoff Letter”). Pursuant to the Payoff Letter, the Company paid a total of approximately $3.02 million to the Agent, representing the outstanding interest, expenses and fees, cash collateral, and other amounts owing to the Lenders and thereby terminated the Credit Agreement. No early termination penalty was paid in connection with the Payoff Letter.

Pursuant to the Payoff Letter, all of the Obligations (and any guarantees thereof) were satisfied in full and the Credit Agreement and any and all other Loan Documents were automatically and irrevocably discharged and terminated,

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWFLEX INC.
(Registrant)

March 1, 2024	By:	/s/ Aina E. Konold
Date		Aina E. Konold
Chief Financial Officer
(Principal Financial Officer)